Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Aggressive Growth Fund and Scudder Dynamic Growth Fund (formerly, Scudder Small Capitalization Equity Fund) in the Small/Aggressive Funds I - Advisor Classes A, B and C Prospectus (the "Prospectus") and the Small/Aggressive Funds I Class I Shares Supplements to the Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Aggressive Growth Fund and Scudder Dynamic Growth Fund Statement of Additional Information for Class A, B and C Shares and to the incorporation by reference in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-13681) of our reports dated November 8, 2002 on the financial statements and financial highlights of Scudder Aggressive Growth Fund and Scudder Dynamic Growth Fund included in their Annual Reports dated September 30, 2002.


                                                       /s/ERNST & YOUNG LLP

                                                       ERNST & YOUNG LLP




Boston, Massachusetts
March 7, 2003